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                                                                      EXHIBIT 99

                                                     (WILLBROS GROUP, INC. LOGO)



To:      The Members of the Board of Directors of Willbros Group, Inc. and
         Section 16 Officers of Willbros Group, Inc. and Willbros USA, Inc.

From:    Dennis G. Berryhill
         Corporate Secretary

Date:    January 10, 2006

Re: Notice of Termination of Blackout Period Under Section 306(a) of the Sarbanes-Oxley Act of 2002


As a director or executive officer of Willbros Group, Inc., ("Willbros" or the "Company"), you are subject to Section 306(a) of the Sarbanes-Oxley Act of 2002 and Regulation BTR which prohibit certain transactions in the Company's equity securities during benefit plan "blackout periods." On April 4, 2005, the Company provided notice that a blackout period with respect to transactions by executive officers and directors in common stock and other equity securities of Willbros, including all purchases of Willbros common stock under the Willbros Employees' 401(k) Investment Plan and the 1996 Stock Plan and the Directors' Stock Plan (collectively, the "Plans"), had commenced as a result of Willbros' March 31, 2005 announcement regarding the need to delay the filing of the Annual Report on Form 10-K for the year ended December 31, 2004.

In connection with the amendment to the Willbros Employees' 401(k) Investment Plan (the "401(k) Plan"), adopted on January 9, 2006, permanently prohibiting the purchase of common stock under the 401(k) Plan, the Regulation BTR blackout period was terminated effective as of January 9, 2006.

If you have any questions regarding this notice, you may contact me at telephone 713-403-8043, fax 713-403-8066, or by email.




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c/o WILLBROS USA, INC. o 4400 POST OAK PARKWAY o SUITE 1000 o HOUSTON, TEXAS 77027
                      PHONE 713-403-8000 o FAX 713-403-8066
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